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                                                                    EXHIBIT 23.3


[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the use of our reserve report as of January 1, 2001 and to all references to our firm included in or made part of the Mission Resources Corporation's Form 8-K to be filed with the Securities and Exchange Commission on or about May 23, 2001.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ DANNY D. SIMMONS
                                               ---------------------------------
                                               Danny D. Simmons
                                               Senior Vice-President

May 22, 2001
Houston, Texas